Paxar Corporation	105 Corporate Park Drive White Plains, NY 10604 Office 914 697 6800 Fax 914 696 4128

News Release		For more information contact: Bob Powers Vice President, Investor Relations 914 697 6862

For Immediate Release: PAXAR CORPORATION POSTPONES MAY 3, 2007 ANNUAL SHAREHOLDERS MEETING

WHITE PLAINS, NY, APRIL 2, 2007 — Paxar Corporation (NYSE: PXR) announced that it has postponed the date of its Annual Meeting of Shareholders, previously set for May 3, 2007, so that the recently announced acquisition of Paxar by Avery Dennison Corporation in exchange for $30.50 in cash for each share of Paxar stock can also be considered at the meeting. The postponed meeting is expected to be held in June or July.

Paxar Corporation is a global leader in providing identification solutions to the retail and apparel industry, worldwide. Paxar's leadership in brand development, merchandizing, information services and supply chain solutions enables the Company to satisfy customer needs around the world.

For more information on Paxar
call Investor Relations - 914.697.6862
or visit our Company’s Web site
ir.paxar.com

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